UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

Global Eagle Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4553 Glencoe Avenue, Suite 300

Los Angeles, CA 90292

(Address, including zip code, of principal executive offices)

(310) 437-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2017, Global Eagle Entertainment Inc. (the “Company”) received a notification from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because it has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”).

The NASDAQ letter has no immediate effect on the listing of the Company’s common stock on The NASDAQ Capital Market. Under NASDAQ Listing Rules, the Company has until May 19, 2017 to comply with the NASDAQ Listing Rule or to submit a plan to NASDAQ to regain compliance. If it accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the 2016 Form 10-K due date (which would be September 12, 2017) for the Company to regain compliance. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel before any delisting occurs.

Item 7.01	Regulation FD Disclosure.

On March 24, 2017, the Company issued a press release announcing its receipt of the NASDAQ letter. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Jeffrey A. Leddy
	Name:	Jeffrey A. Leddy
	Title:	Chief Executive Officer
Date: March 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 24, 2017.